UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 17, 2021

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38824	82-1476189
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

19951 Mariner Avenue, Torrance, California 90503

(Address of principal executive offices) (Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2021, the Company announced that Ramesh Murthy, the Company’s current SVP, Finance and Chief Accounting Officer, has been promoted to the added role of Interim Chief Financial Officer, serving as the Company’s principal financial officer and principal accounting officer. Mr. Murthy succeeds Renato Giger, who will be stepping down from his current role as Interim Chief Financial Officer for the Company. Mr. Giger’s departure is not related to any disagreement regarding financial disclosures, accounting matters or other business issues, and he is expected to take on a continuing role with the Company as advisor to the Chief Financial Officer and the Audit Committee of the Board of Directors.

Ramesh Murthy, age 42, brings to his new position more than 20 years of experience in finance and public accounting serving the automotive technology, software, telecom and advanced manufacturing industries. Mr. Murthy joined Canoo in March 2021, first serving as the Company’s Chief Accounting Officer and, from July 2021, as SVP, Finance and Chief Accounting Officer. Prior to joining the Company, Mr. Murthy was a member of the Financial Accounting Advisory Services group of Ernst & Young LLP, serving as Managing Director from July 2019 until March 2021, and as Senior Manager from November 2015 to July 2019. Mr. Murthy also enjoyed a long career in the Audit Practice of Deloitte & Touche LLP from 2004 to 2015. Mr. Murthy holds a Master of Business Administration, Finance from Texas A&M International University and a Bachelor of Commerce, Accounting from University of Madras, India.

The Company and Mr. Murthy anticipate entering into a new employment agreement in connection with his promotion to the role of Interim Chief Financial Officer, the details of which will be disclosed at a later date upon execution.

Mr. Murthy does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Murthy and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Murthy and any other person pursuant to which Mr. Murthy was selected as an officer of the Company.

On December 17, 2021, Peter Savagian, the Company’s Chief Technology Officer, announced his intention to resign from his position, effective December 31, 2021.

Item 7.01	Regulation FD.

On December 20, 2021, the Company issued a press release announcing recent changes to the Company’s executive management team, including those disclosed above. A copy of the press release is furnished here as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOO INC.

By:	/s/ Hector Ruiz
Name:	Hector Ruiz
Title:	General Counsel and Corporate Secretary

Date: December 23, 2021